EXHIBIT 99.4

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On January 2, 2007, Chattem, Inc. (the “Company”) completed its previously announced acquisition (the “Acquisition”) of the United States rights to certain brands previously owned by Johnson & Johnson (“J&J”) and the consumer healthcare business unit of Pfizer Inc. (“Pfizer”), including ACT® (an anti-cavity mouthwash/mouth rinse), Unisom® (an over-the-counter sleep aid), Cortizone (a hydrocortisone anti-itch product), Kaopectate® (an anti-diarrhea product) and Balmex® (a diaper rash product) (collectively the “J&J Brands”), and issued a press release announcing the closing. The Acquisition was consummated for an aggregate purchase price of $410 million, subject to a post-closing inventory adjustment to be determined within 90 days following the closing, in accordance with the terms and conditions of the Asset Purchase Agreement dated October 5, 2006, as amended on November 27, 2006, by and among the Company, J&J and Pfizer, a copy of which was originally filed as an exhibit to the Company’s Form 8-K filed on November 15, 2006.

The following Unaudited Pro Forma Consolidated Balance Sheet was prepared as if the Acquisition had occurred on November 30, 2006 for the Company, on December 20, 2006 for Pfizer and December 31, 2006 for J&J. The following Unaudited Pro Forma Consolidated Statement of Income gives effect to the Acquisition as if it had occurred on December 1, 2005 for the Company, on January 1, 2006 for Pfizer and January 2, 2006 for J&J. The historical J&J Brands amounts as of December 31, 2006 and for the year then ended have been derived from unaudited financial information related to the J&J Brands. The Unaudited Pro Forma Consolidated Statement of Income does not purport to represent what the Company’s results of operations actually would have been if the Acquisition had occurred as of such date or what such results will be for any future periods.

  The Unaudited Pro Forma Consolidated Balance Sheet reflects the preliminary allocation of the purchase price for the Acquisition to the Company’s tangible and intangible assets and liabilities. The preliminary allocation of such purchase price in the accompanying Unaudited Pro Forma Consolidated Balance Sheet and Statement of Income will differ from the final allocation due to the final allocation being based on: (a) actual closing date amounts of assets and liabilities and (b) final appraised values of tangible and intangible assets.

The Unaudited Pro Forma Financial Data are based on the historical financial statements of the Company and the assumptions and adjustments described in the accompanying notes. The Company believes that such assumptions and adjustments described in the accompanying notes are reasonable, directly attributable to the Acquisition and are expected to have a continuing impact on the Company. The Unaudited Pro Forma Financial Data should be read in conjunction with the Consolidated Financial Statements of the Company and those of J&J and Pfizer and the respective accompanying notes thereto appearing elsewhere in this Form 8-K/A.

Unaudited Pro Forma Consolidated
Balance Sheet
As of November 30, 2006
(in thousands)

ASSETS	Historical Chattem as of November 30, 2006	(Unaudited) Historical J&J Brands as of December 31, 2006		Acquisition Adjustments		Pro Forma
CURRENT ASSETS: Cash and cash equivalents	$90,527	$—		$(77,825	)(a)	$12,702
Accounts receivable, less allowances of $10,907	29,595	—		—		29,595
Other receivables	257	—		—		257
Inventories	31,389	8,110	(c)	—		39,499
Deferred income taxes	4,341	—		—		4,341
Prepaid expenses and other current assets	5,857	—		—		5,857
Total current assets	161,966	8,110		(77,825)		92,251

PROPERTY, PLANT AND EQUIPMENT, NET	30,353	499	(c)	—		30,852

OTHER NONCURRENT ASSETS:
Patents, trademarks and other purchased product rights, net	206,149	50,234		354,141	(b)	610,524
Debt issuance costs, net	11,399	—		5,825	(d)	17,224
Other	5,446	—		—		5,446
Total other noncurrent assets	222,994	50,234		359,966		633,194

TOTAL ASSETS	$415,313	$58,843		$282,141		$756,297

LIABILITIES AND SHAREHOLDERS' EQUITY	Historical Chattem as of November 30, 2006	Historical J&J Brands as of December 31, 2006	Acquisition Adjustments		Pro Forma
CURRENT LIABILITIES:
Current maturities of long-term debt	$—	$—	$3,000	(e)	$3,000
Accounts payable and other	9,948	—	—		9,948
Bank overdrafts	5,824	—	—		5,824
Accrued liabilities	11,805	—	2,984	(b)	14,789
Total current liabilities	27,577	—	5,984		33,561

LONG-TERM DEBT, less current maturities	232,500	—	335,000	(e)	567,500

DEFERRED INCOME TAXES	17,668	—	—		17,668

OTHER NONCURRENT LIABILITIES	1,987	—	—		1,987

SHAREHOLDERS' EQUITY:
Preferred shares, without par value, authorized 1,000, none issued	—	—	—		—
Net assets acquired	—	58,843	(58,843	)(f)	—
Common shares, without par value, authorized 100,000, issued 18,669	30,452	—	—		30,452
Retained earnings	105,965	—	—		105,965
	136,417	—	—		136,417
Cumulative other comprehensive income, net of taxes:
Interest rate cap adjustment	(597)	—	—		(597)
Foreign currency translation adjustment	(239)	—	—		(239)
Total shareholders' equity	135,581	58,843	(58,843)		135,581

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$415,313	$58,843	$282,141		$756,297

Notes to Unaudited Pro Forma Consolidated Balance Sheet
(in thousands)

(a)
Amount represents cash paid in connection with the Acquisition, including $5,825 paid for deferred financing costs related to an amendment to the Company’s Amended Revolving Credit Facility and a new $300,000 term loan.

(b)
The acquisition will be accounted for as a purchase in accordance with Statement of Financial Accounting Standards No. 141 “Business Combinations”. The purchase price is being allocated to the tangible and identifiable assets and liabilities of the J&J Brands based upon a preliminary estimate of their fair market values, with the remainder ($404,375) allocated to “Patents, trademarks and other purchased product rights”, an indefinite lived asset, as follows:

Purchase price	$410,000
Liabilities assumed	2,984
Estimated allocation to property,
plant and equipment	(499	)(c)
Estimated allocation to inventories	(8,110	)(c)
	$404,375

(c)	Represents historical balances acquired which, on a preliminary basis, represents fair value.

(d)	Reflects the deferred financing costs related to an amendment to the Company’s Amended Revolving Credit Facility and a new $300,000 term loan.

(e)	Represents the borrowings of $38,000 under the Company’s Amended Revolving Credit Facility and a new $300,000 term loan to fund, in part, the Acquisition.

(f)	Reflects the elimination of the J&J net asset balance.

Unaudited Pro Forma Consolidated
Statement of Income
For the Year Ended November 30, 2006
(in thousands, except per share data)

TOTAL REVENUES:	Historical Chattem for the year ended November 30, 2006	(Unaudited) Historical J&J Brands for the year ended December 31, 2006	Acquisition Adjustments		Pro Forma
Net sales	$300,320	$118,396	$—		$418,716
Royalties	228	—	—		228
Total revenues	300,548	118,396	—		418,944

COSTS AND EXPENSES:
Cost of sales	94,036	43,322	—		137,358
Advertising and promotion	96,071	19,199	2,112	(a)	117,382
Selling, general and administrative	46,989	3,726	7,518	(b)	58,233
Litigation settlement	(19,292)	—	—		(19,292)
Total costs and expenses	217,804	66,247	9,630		293,681

INCOME FROM OPERATIONS	82,744	52,149	(9,630)		125,263

OTHER INCOME (EXPENSE):
Interest expense	(11,725)	—	(24,867	)(c)	(36,592)
Investment and other income, net	1,076	—	(483	)(e)	593
Loss on early extinguishment of debt	(2,805)	—	—		(2,805)
Total other income (expense)	(13,454)	—	(25,350)		(38,804)

INCOME BEFORE INCOME TAXES	69,290	52,149	(34,980)		86,459

PROVISION FOR INCOME TAXES	24,178	—	5,996	(d)	30,174

NET INCOME	$45,112	$52,149	$(40,976)		$56,285

NUMBER OF COMMON SHARES:
Weighted average outstanding, basic	19,036				19,036
Weighted average and potential dilutive outstanding	19,262				19,262

NET INCOME PER COMMON SHARE:

Basic	$2.37				$2.96

Diluted	$2.34				$2.92

Notes to Unaudited Pro Forma Consolidated
Statement of Income
For the Year Ended November 30, 2006
(in thousands)

(a)
Reflects an estimate of additional advertising and promotion costs that will be incurred following consummation of the Acquisition. The Company expects to incur these additional costs to support the J&J Brands above historical levels. Subsequent to the close of the Acquisition, the Company has entered into commitments for this support.

(b)
Reflects an estimate of the additional costs that would have been incurred during the period. As part of the Acquisition, the Company entered into a transition services agreement with J&J and Pfizer, pursuant to which it will pay an amount for transition services including distribution, customer service and logistic services. This transition service period can extend to July 1, 2007, but management of the Company expects the need for such services to cease during the Company’s second fiscal quarter. The Company will also increase its sales and product development staffs in connection with consummation of the Acquisition and incur other integration costs.

(c)
Represents an increase in interest expense of $20,878 resulting from the incurrence of indebtedness under the Company’s amended credit facility that provides for up to a $100,000 revolving credit facility and a $300,000 term loan (the “Credit Facility”) and consideration of $2,500 of interest expense resulting from the Company’s 2% Convertible Senior Notes issued on November 22, 2006 outstanding for a full year plus the amortization of related deferred financing costs of $1,489. Borrowings under our revolving credit facility under the Credit Facility bear interest at LIBOR plus applicable percentages of 1.00% to 2.00% or a base rate (the higher of the federal funds rate plus 0.5% or the prime rate) plus applicable percentages of 0.0% to 0.5% (8.25% as of November 30, 2006). Borrowings under our term loan portion of the Credit Facility bear interest at LIBOR plus 1.75% or a base rate (the higher of the federal funds rate plus 0.5% or the prime rate) plus 0.75%. The deferred financing costs are being amortized over a three to seven year period.

(d)	Represents income tax expense at an effective tax rate of 34.9%.

(e)	Represents decrease in interest income of $483 resulting from a decrease in cash used to finance the Acquisition.